SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 19, 1999
(To Prospectus dated October 26, 1998)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 1999-2

                                  ----------


-------------------------
The Class MV-2
certificates represent
obligations of the trust       The Class MV-2 Certificates
only and do not
represent an interest in       o  This supplement relates to the offering of the Class MV-2 Certificates
or obligation of                  of the series referenced above. This supplement does not contain complete
CWABS, Inc.,                      information about the offering of the Class MV-2 Certificates. Additional
Countrywide Home                  information is contained in the prospectus supplement dated May 19, 1999,
Loans, Inc.,                      prepared in connection with the offering of the offered certificates of the
Countrywide Home                  series referenced above and in the prospectus of the depositor dated October
Loans Servicing LP or             26, 1998. You are urged to read this supplement, the prospectus
any of their affiliates.          supplement and the prospectus in full.

This supplement may be         o  As of December 26, 2003, the certificate principal balance of the Class MV-2
used to offer and sell the        Certificates was approximately $6,309,129.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
-------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 30, 2003

                               THE MORTGAGE POOL

     As of December 1, 2003 (the "Reference Date"), the Fixed Rate Loan Group included approximately 642 Mortgage Loans having an aggregate Stated Principal Balance of approximately $41,167,739, and the Adjustable Rate Loan Group included approximately 623 Mortgage Loans having an aggregate Stated Principal Balance of approximately $49,238,759.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                        As of December 1, 2003
                                                                ----------------------------------------
                                                                 Fixed Loan Group       Adjustable Rate
                                                                                          Loan Group
                                                                ----------------------------------------
Total Number of Mortgage Loans............................              642                   623
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
       30-59 days.........................................            2.96%                 4.49%
       60-89 days.........................................            0.31%                 0.64%
       90 days or more (excluding pending foreclosures)...            6.07%                 7.54%
                                                                      -----                 -----
       Total Delinquencies................................            9.34%                12.67%
                                                                      =====                ======
Foreclosures Pending......................................            6.07%                11.08%
                                                                      -----                ------
Total Delinquencies and foreclosures pending..............           15.41%                23.75%
                                                                     ======                ======

--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                 Delinquency and Foreclosure Experience
                         As of December 31, 2001         As of December 31, 2002          As of September 30, 2003
                         -----------------------         -----------------------          ------------------------
Total Portfolio....   $9,081,242,926.99    100.00%    $10,499,524,957.75     100.00%    $16,980,388,024.20    100.00%
Delinquency
percentage
   30-59 days......     $806,843,594.55      8.88%       $776,262,182.66       7.39%       $991,710,764.72      5.84%
   60-89 days......     $255,443,513.99      2.81%       $272,447,833.46       2.59%       $300,114,059.11      1.77%
   90+ days........      $103,605,79149      1.14%       $112,192,108.56       1.07%        $95,790,777.81      0.56%
   Total              $1,165,892,900.03     12.84%     $1,160,902,124.68      11.06%     $1,387,615,601.64      8.17%
                      ===============================================================================================
Foreclosure
Rate......              $356,652,093.38      3.93%       $277,872,737.06       2.65%       $325,551,916.14      1.92%

Bankruptcy
Rate.......             $232,679,880.26      2.56%       $293,013,840.50       2.79%       $305,528,667.43      1.80%
                      ===============================================================================================

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS MV-2 CERTIFICATES

     The Class MV-2 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class MV-2 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal."

     As of December 26, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class MV-2 Certificates was approximately $6,309,129 evidencing a beneficial ownership interest of approximately 7.24% in the Trust Fund. As of the Certificate Date, the Class A Fixed Rate Certificates and the Class A Adjustable Rate Certificates had aggregate principal balances of approximately $31,592,580 and $22,153,122, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 36.27% and 25.43%, respectively, in the Trust Fund. As of the Certificate Date, the Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates had aggregate principal balances of approximately $8,290,119 and $25,063,200, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 9.52% and 28.78%, respectively, in the Trust Fund. For additional information with respect to the Class MV-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The December 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by the Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 1.23% per annum and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class MV-2 Certificates is January 8, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the heading "Description of the Certificates --Optional Termination".

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% of the Prepayment Vector assumes prepayment rates of 2.4% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.4% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 100% Prepayment Vector assumes a constant prepayment rate of 24% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR assumes a constant prepayment rate of 27% per annum.

     As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 125% of the Prepayment Vector; "150% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 150% of the Prepayment Vector; and the other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentages of the Prepayment Vector.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Models, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.


                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class MV-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                                Percent of Class Certificate Principal Balance
                                     at the Respective Percentages of the
                                              Prepayment Models



Fixed  Rate Mortgage Loans (PV)            0.00%    12.00%    18.00%    24.00%     30.00%    36.00%    42.00%
                                           -----    ------    ------    ------     ------    ------    ------
Adjustable Rate Mortgage Loans             0.00%    13.50%    20.25%    27.00%     33.75%    40.50%    47.25%
(CPR)                                      -----    ------    ------    ------     ------    ------    ------

Payment Date
------------
Initial Percentage                           100       100       100       100        100       100       100
January 25, 2004.................             94        47        43        39         36        32        28
January 25, 2005.................             86        40        34        28         23        19        14
January 25, 2006.................             76        34        27        20         15         4         0
January 25, 2007.................             66        29        21        14          1         0         0
January 25, 2008.................             55        25        16         3          0         0         0
January 25, 2009.................             50        21         9         0          0         0         0
January 25, 2010.................             49        18         2         0          0         0         0
January 25, 2011.................             48        15         0         0          0         0         0
January 25, 2012.................             46         8         0         0          0         0         0
January 25, 2013.................             45         3         0         0          0         0         0
January 25, 2014.................             44         0         0         0          0         0         0
January 25, 2015.................             42         0         0         0          0         0         0
January 25, 2016.................             40         0         0         0          0         0         0
January 25, 2017.................             38         0         0         0          0         0         0
January 25, 2018.................             36         0         0         0          0         0         0
January 25, 2019.................             34         0         0         0          0         0         0
January 25, 2020.................             32         0         0         0          0         0         0
January 25, 2021.................             29         0         0         0          0         0         0
January 25, 2022.................             26         0         0         0          0         0         0
January 25, 2023.................             23         0         0         0          0         0         0
January 25, 2024.................             19         0         0         0          0         0         0
January 25, 2025.................             16         0         0         0          0         0         0
January 25, 2026.................              5         0         0         0          0         0         0
January 25, 2027.................              0         0         0         0          0         0         0
Weighted Average Life in years (1)         10.51      2.77      1.86      1.37       1.06      0.85      0.69
Weighted Average Life in years (1)(2)       8.72      1.36      0.91      0.67       0.51      0.43      0.35

         --------------------------
         (1) Determined as specified in the Prospectus Supplement.
         (2) To the Optional Termination Date.




                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class MV-2 Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation
Requirements" in Annex I of the Prospectus Supplement and under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences (which supersedes the discussion under the same caption in Annex I of the Prospectus Supplement).

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class MV-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class MV-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement, or is an insurance company investing plan assets held in an "Insurance Company General Account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60) in circumstances that satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60. Each investor that does not deliver the opinion of counsel described in the Prospectus Supplement will be deemed to represent either (i) that it is not a Plan Investor or (ii) that it is investing assets held in an Insurance Company General Account and its acquisition and holding of the Class MV-2 Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60.

                                    RATINGS

     The Class MV-2 Certificates are currently rated "A" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class MV-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in the Adjustable Rate Loan Group                                              Range
(As of the Mortgage Date)                                                                  ---------------

Number of Mortgage Loans                                            623
Aggregate Principal Balance                                 $49,238,759
Average Principal Balance                                       $79,035           $7,526           to           $540,209
Weighted Average Current Mortgage Rate                            8.35%            5.50%           to             12.88%
Net Weighted Average Current Mortgage Rate                        7.84%            4.99%           to             12.37%

Adjustable Rate Mortage Loan Characteristics
Weighted Average Gross Margin                                     6.23%            4.75%           to              9.60%
Weighted Average Maximum Mortgage Rate                           15.81%           12.50%           to             20.38%
Weighted Average Minimum Mortgage Rate                            8.83%            5.50%           to             13.38%
Weighted Average Original Term (months)                             359              180           to                360
Weighted Average Remaining Term (months)                            303              123           to                306
Weighted Average Loan-to-Value Ratio                             74.06%           15.00%           to             90.00%

Weighted Average FICO Credit Score                                  586

                                                Adjustable Rate Loan Group


Mortgage Loan Programs

                                                                                                             Percentage of
Loan Programs                                   Number of Mortgage Loans     Aggregate Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                                      623                     $49,238,759            100.00 %
-------------------------------------------------------------------------------------------------------------------------------

Total                                                                623                     $49,238,759            100.00 %
===============================================================================================================================


Current Mortgage Loan Principal Balances


Range of Mortgage Loan                                                                                       Percentage of
Principal Balances ($)                          Number of Mortgage Loans     Aggregate Principal Balance        Loan Group
-------------------------------------------------------------------------------------------------------------------------------
$ 0.01 to $25,000                                                     31                        $603,810              1.23 %
$ 25,000.01 to $50,000                                               179                    7,070,775.00             14.36
$ 50,000.01 to $75,000                                               171                   10,573,060.00             21.47
$ 75,000.01 to $100,000                                              114                    9,827,685.00             19.96
$100,000.01 to $150,000                                               82                   10,116,382.00             20.55
$150,000.01 to $200,000                                               17                    2,960,405.00              6.01
$200,000.01 to $250,000                                               16                    3,520,644.00              7.15
$250,000.01 to $300,000                                                4                    1,098,403.00              2.23
$300,000.01 to $350,000                                                3                      966,051.00              1.96
$350,000.01 to $400,000                                                3                    1,116,196.00              2.27
$400,000.01 to $450,000                                                2                      845,140.00              1.72
$500,000.01 to $550,000                                                1                      540,209.00              1.10
-------------------------------------------------------------------------------------------------------------------------------

Total                                                                623                     $49,238,759            100.00 %
===============================================================================================================================

                                                    Adjustable Rate Loan Group

Current Mortgage Rates


Range of Current Mortgage                                                                          Percentage of
Rates (%)                          Number of Mortgage Loans       Aggregate Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500                                             1                           $62,353               0.13 %
5.501 - 6.000                                            11                      1,205,292.00               2.45
6.001 - 6.500                                            16                      1,308,405.00               2.66
6.501 - 7.000                                            22                      1,613,893.00               3.28
7.001 - 7.500                                           106                      9,204,125.00              18.70
7.501 - 8.000                                            98                      8,569,015.00              17.40
8.001 - 8.500                                           106                      8,094,740.00              16.44
8.501 - 9.000                                            79                      6,592,530.00              13.39
9.001 - 9.500                                            85                      6,358,039.00              12.91
9.501 - 10.000                                           36                      2,494,181.00               5.07
10.001 - 10.500                                          23                      1,201,949.00               2.44
10.501 - 11.000                                          14                        897,516.00               1.82
11.001 - 11.500                                          15                        $1,075,611               2.18
11.501 - 12.000                                           5                        273,909.00               0.56
12.001 - 12.500                                           3                        140,183.00               0.28
12.501 - 13.000                                           3                        147,018.00               0.30
-------------------------------------------------------------------------------------------------------------------------------

 Total                                                  623                       $49,238,759             100.00 %
===============================================================================================================================



Remaining Term to Maturity

Range of Remaining Term                                                                            Percentage of
to Maturity (Months)               Number of Mortgage Loans       Aggregate Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------------------------
121 - 180                                                 5                          $167,237               0.34 %
181 - 300                                                33                      2,100,103.00               4.27
301 - 360                                               585                     46,971,420.00              95.40
-------------------------------------------------------------------------------------------------------------------------------

Total                                                   623                       $49,238,759             100.00 %
===============================================================================================================================

                                                    Adjustable Rate Loan Group



Original Loan-to-Value Ratios


Range of Original                                                                               Percentage of
Loan-to-Value Ratios             Number of Mortgage Loans    Aggregate Principal Balance           Loan Group
-------------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                          35                     $2,160,818                 4.39 %
50.01-55.00                                            19                   1,188,005.00                 2.41
55.01-60.00                                            36                   2,196,077.00                 4.46
60.01-65.00                                            57                   3,219,444.00                 6.54
65.01-70.00                                           100                   7,105,352.00                14.43
70.01-75.00                                           122                  10,498,834.00                21.32
75.01-80.00                                           142                  13,572,150.00                27.56
80.01-85.00                                            63                   5,235,924.00                10.63
85.01-90.00                                            49                   4,062,155.00                 8.25
-------------------------------------------------------------------------------------------------------------------------------

Total                                                 623                    $49,238,759               100.00 %
===============================================================================================================================

State Distribution of Mortgaged Properties

                                                                                                                 Percentage of
State                                         Number of Mortgage Loans          Aggregate Principal Balance         Loan Group
-------------------------------------------------------------------------------------------------------------------------------
Alaska                                                               1                              $93,208               0.19 %
Arizona                                                             10                           821,187.00               1.67
Arkansas                                                             5                           276,794.00               0.56
California                                                          58                         7,029,193.00              14.28
Colorado                                                            10                           877,366.00               1.78
Connecticut                                                          1                            52,678.00               0.11
District Of Columbia                                                 4                           370,237.00               0.75
Florida                                                             55                         3,465,460.00               7.04
Georgia                                                             14                         1,048,358.00               2.13
Hawaii                                                               4                         1,123,345.00               2.28
Idaho                                                                9                           714,133.00               1.45
Illinois                                                            31                         2,413,197.00               4.90
Indiana                                                             32                         2,166,116.00               4.40
Iowa                                                                 4                           152,808.00               0.31
Kansas                                                               4                           157,488.00               0.32
Kentucky                                                            10                           594,277.00               1.21
Louisiana                                                           13                           731,759.00               1.49
Maryland                                                            10                           719,360.00               1.46
Massachusetts                                                        1                            33,968.00               0.07
Michigan                                                            54                         3,494,206.00               7.10
Minnesota                                                            6                           224,969.00               0.46
Mississippi                                                          3                           152,104.00               0.31
Missouri                                                            13                           828,986.00               1.68
Montana                                                              2                            72,985.00               0.15
Nebraska                                                             1                            24,350.00               0.05
Nevada                                                              13                         1,039,506.00               2.11
New Jersey                                                           6                           789,328.00               1.60
New Mexico                                                           7                           569,500.00               1.16
New York                                                             9                         1,214,116.00               2.47
North Carolina                                                      25                         1,873,892.00               3.81
Ohio                                                                49                         3,190,744.00               6.48
Oklahoma                                                             5                           353,360.00               0.72
Oregon                                                               8                           869,606.00               1.77
Pennsylvania                                                        19                           914,305.00               1.86
South Carolina                                                       3                           198,219.00               0.40
South Dakota                                                         1                            34,199.00               0.07
Tennessee                                                           18                         1,693,481.00               3.44
Texas                                                               30                         2,256,929.00               4.58
Utah                                                                 5                           472,978.00               0.96
Vermont                                                              2                           199,106.00               0.40
Virginia                                                             5                           297,246.00               0.60
Washington                                                          31                         3,323,511.00               6.75
West Virginia                                                        6                           297,675.00               0.60
Wisconsin                                                           23                         1,850,586.00               3.76
Wyoming                                                              3                           161,939.00               0.33
-------------------------------------------------------------------------------------------------------------------------------

Total                                                              623                          $49,238,759             100.00 %
===============================================================================================================================

                                                    Adjustable Rate Loan Group


FICO Credit Scores

                                                                                                          Percentage of
Range of FICO Credit Scores             Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
761 - 780                                                      2                     $230,740.00                   0.47 %
741 - 760                                                      1                       43,736.00                   0.09
721 - 740                                                      2                      240,849.00                   0.49
701 - 720                                                      5                      533,199.00                   1.08
681 - 700                                                      8                      547,312.00                   1.11
661 - 680                                                     27                    2,191,575.00                   4.45
641 - 660                                                     28                    3,232,630.00                   6.57
621 - 640                                                     52                    4,778,590.00                   9.70
601 - 620                                                     90                    7,314,836.00                  14.86
581 - 600                                                     94                    6,911,014.00                  14.04
561 - 580                                                     82                    6,593,007.00                  13.39
541 - 560                                                     91                    7,089,338.00                  14.40
521 - 540                                                     70                    4,284,252.00                   8.70
501 - 520                                                     37                    2,951,664.00                   5.99
500 or Less                                                   22                    1,691,395.00                   3.44
Missing                                                       12                      604,622.00                   1.23
---------------------------------------------------------------------------------------------------------------------------

Total                                                        623                     $49,238,759                 100.00 %
===============================================================================================================================



Types of Mortgaged Properties

                                                                                                          Percentage of
Property Types                          Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                      515                     $41,624,338                  84.54 %
Planned Unit Development                                      21                    2,036,687.00                   4.14
Manufactured Housing                                          33                    1,859,747.00                   3.78
2-4 Family Residence                                          33                    2,270,197.00                   4.61
Low Rise Condominium                                          20                    1,372,459.00                   2.79
High Rise Condominium                                          1                       75,330.00                   0.15
---------------------------------------------------------------------------------------------------------------------------

Total                                                        623                     $49,238,759                 100.00 %
---------------------------------------------------------------------------------------------------------------------------

                                                 Adjustable Rate Loan Group

Subsequent Adjustment Date


Subsequent Adjustment                                                                                     Percentage of
Date                                    Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
Jan-04                                                       224                     $18,389,076                  37.35 %
Feb-04                                                        98                    7,041,039.00                  14.30
Mar-04                                                       110                    8,478,805.00                  17.22
Apr-04                                                       191                   15,329,840.00                  31.13
---------------------------------------------------------------------------------------------------------------------------

Total                                                        623                     $49,238,759                 100.00 %
===========================================================================================================================


Range of Months to Adjustment Date


Range of Months                                                                                           Percentage of
to Adjustment Date                      Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
0 - 6                                                        623                     $49,238,759                 100.00 %
---------------------------------------------------------------------------------------------------------------------------

Total                                                        623                     $49,238,759                 100.00 %
===========================================================================================================================



                                                 Adjustable Rate Loan Group

Maximum Mortgage Rates


Range of Maximum                                                                                          Percentage of
Mortgage Rates (%)                      Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
12.001 - 12.500                                                1                         $50,490                   0.10 %
12.501 - 13.000                                                4                      535,212.00                   1.09
13.001 - 13.500                                               11                    1,077,821.00                   2.19
13.501 - 14.000                                               19                    1,396,537.00                   2.84
14.001 - 14.500                                               49                    3,823,509.00                   7.77
14.501 - 15.000                                               75                    6,911,257.00                  14.04
15.001 - 15.500                                               97                    8,851,640.00                  17.98
15.501 - 16.000                                              106                    7,888,735.00                  16.02
16.001 - 16.500                                               77                    6,120,373.00                  12.43
16.501 - 17.000                                               85                    6,358,039.00                  12.91
17.000 - 17.500                                               35                    2,426,609.00                   4.93
17.501 - 18.000                                               24                    1,264,302.00                   2.57
18.001 - 18.500                                               14                      897,516.00                   1.82
18.501 - 19.000                                               15                    1,075,611.00                   2.18
19.001 - 19.500                                                5                      273,909.00                   0.56
19.501 - 20.000                                                3                      140,183.00                   0.28
Over 20.001                                                    3                      147,018.00                   0.30
---------------------------------------------------------------------------------------------------------------------------

Total                                                        623                     $49,238,759                 100.00 %
===========================================================================================================================

Initial Periodic Rate Cap




Initial Periodic Rate                                                                                     Percentage of
Cap (%)                                 Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
1.00                                                          11                        $563,361                   1.14 %
1.50                                                         603                   47,557,813.00                  96.59
3.00                                                           9                    1,117,586.00                   2.27
---------------------------------------------------------------------------------------------------------------------------

Total                                                        623                     $49,238,759                 100.00 %
===========================================================================================================================











                                                 Adjustable Rate Loan Group

Subsequent Periodic Rate Cap


Subsequent Periodic                                                                                       Percentage of
Rate Cap (%)                            Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
1.00                                                         108                      $8,411,028                  17.08 %
1.50                                                         515                   40,827,732.00                  82.92
---------------------------------------------------------------------------------------------------------------------------

Total                                                        623                     $49,238,759                 100.00 %
===========================================================================================================================



Minimum Mortgage Rates


Range of Minimum Mortgage                                                                                 Percentage of
Rates (%)                               Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                                  6                        $604,484                   1.23 %
6.001 - 7.000                                                 31                    2,496,856.00                   5.07
7.001 - 8.000                                                122                   10,376,711.00                  21.07
8.001 - 9.000                                                201                   16,547,383.00                  33.61
9.001 - 10.000                                               163                   12,920,605.00                  26.24
10.001 - 11.000                                               60                    3,758,483.00                   7.63
11.001 - 12.000                                               29                    1,973,127.00                   4.01
12.001 - 13.000                                                8                      414,092.00                   0.84
13.001 - 14.000                                                3                      147,018.00                   0.30
---------------------------------------------------------------------------------------------------------------------------

Total                                                        623                     $49,238,759                 100.00 %
===========================================================================================================================

Summary of Loans in the Fixed Rate Loan Group                                                   Range
(As of the Mortgage Date)                                                                  ---------------

Number of Mortgage Loans                                            642
Aggregate Principal Balance                                 $41,167,739
Average Principal Balance                                       $64,124           $6,282           to           $692,520
Weighted Average Current Mortgage Rate                            8.79%            5.50%           to             16.88%
Net Weighted Average Current Mortgage Rate                        8.28%            4.99%           to             16.37%


Fixed Rate Mortage Loan Characteristics

Weighted Average Original Term (months)                             306              120           to                360
Weighted Average Remaining Term (months)                            251               63           to                306
Weighted Average Loan-to-Value Ratio                             72.40%           10.00%           to            100.00%

Weighted Average FICO Credit Score                                  595

                                                   Fixed Rate Loan Group

Mortgage Loan Programs


                                                                                                          Percentage of
Loan Programs                           Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
FIXED 15YR                                                   251                     $10,101,616                  24.54 %
FIXED 20YR                                                     1                         $25,253                   0.06
FIXED 30YR                                                   337                     $28,954,848                  70.33
FIXED 10YR-2nd                                                 9                        $206,195                   0.50
FIXED 15YR-2nd                                                19                        $471,013                   1.14
FIX30/15 BAL                                                  25                      $1,408,814                   3.42
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================


Current Mortgage Loan Principal Balances


Range of Mortgage Loan                                                                                    Percentage of
Principal Balances ($)                  Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                  123                      $2,176,389                   5.29 %
$25000.01 - $50000                                           232                    8,627,574.00                  20.96
$50000.01 - $75000                                           124                    7,510,350.00                  18.24
$75000.01 - $100000                                           67                    5,654,229.00                  13.73
$100000.01 - $ 150000                                         52                    6,246,695.00                  15.17
$150000.01 - $ 200000                                         23                    3,828,084.00                   9.30
$200000.01 - $ 250000                                          5                    1,064,319.00                   2.59
$250000.01 - $ 300000                                          4                    1,101,859.00                   2.68
$300000.01 - $ 350000                                          5                    1,638,851.00                   3.98
$350000.01 - $ 400000                                          2                      764,437.00                   1.86
$400000.01 - $ 450000                                          2                      869,442.00                   2.11
$450000.01 - $ 500000                                          1                      483,931.00                   1.18
$500000.01 - $ 550000                                          1                      509,059.00                   1.24
$650000.01 - $ 700000                                          1                      692,520.00                   1.68
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================

                                                   Fixed Rate Loan Group

Current Mortgage Rates


Range of Current Mortgage                                                                                 Percentage of
Rates (%)                               Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500                                                  1                         $17,641                   0.04 %
5.501 - 6.000                                                  1                       33,569.00                   0.08
6.001 - 6.500                                                 11                    1,399,771.00                   3.40
6.501 - 7.000                                                 11                    1,135,597.00                   2.76
7.001 - 7.500                                                 58                    5,218,878.00                  12.67
7.501 - 8.000                                                 72                    5,386,833.00                  13.09
8.001 - 8.500                                                107                    8,084,753.00                  19.64
8.501 - 9.000                                                 85                    5,556,294.00                  13.50
9.001 - 9.500                                                 89                    5,757,420.00                  13.99
9.501 - 10.000                                                39                    2,628,815.00                   6.39
10.001 - 10.500                                               34                    1,703,741.00                   4.14
10.501 - 11.000                                               19                      758,146.00                   1.84
11.001 - 11.500                                               30                        $852,998                   2.07
11.501 - 12.000                                               25                      773,077.00                   1.88
12.001 - 12.500                                               19                      635,621.00                   1.54
12.501 - 13.000                                               13                      385,230.00                   0.94
13.001 - 13.500                                               10                      384,042.00                   0.93
13.501 - 14.000                                                2                       43,353.00                   0.11
14.001 - 14.500                                               12                      303,568.00                   0.74
14.501 - 15.000                                                2                       32,961.00                   0.08
15.001 - 15.500                                                1                       47,244.00                   0.11
16.501 - 17.000                                                1                       28,186.00                   0.07
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================


Remaining Term to Maturity


Range of Remaining Term                                                                                   Percentage of
to Maturity (Months)                    Number of Mortgage Loans   Aggregate Principal Balance               Loan Group
---------------------------------------------------------------------------------------------------------------------------
1 - 120                                                       12                        $269,491                   0.65 %
121 - 180                                                    292                     $11,918,147                  28.95
181 - 300                                                      8                      715,568.00                   1.74
301 - 360                                                    330                   28,264,532.00                  68.66
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================

                                                   Fixed Rate Loan Group

Original Loan-to-Value Ratios


Range of Original                                                                                         Percentage of
Loan-to-Value Ratios                    Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                 72                      $2,641,623                   6.42 %
50.01-55.00                                                   24                      936,214.00                   2.27
55.01-60.00                                                   38                    2,283,787.00                   5.55
60.01-65.00                                                   62                    4,008,066.00                   9.74
65.01-70.00                                                   94                    5,964,439.00                  14.49
70.01-75.00                                                  124                    8,540,115.00                  20.74
75.01-80.00                                                  135                    9,062,426.00                  22.01
80.01-85.00                                                   62                    4,545,602.00                  11.04
85.01-90.00                                                   30                    3,159,600.00                   7.67
95.00-100.00                                                   1                       25,864.00                   0.06
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================

State Distribution of Mortgaged Properties


                                                                                                          Percentage of
State                                   Number of Mortgage Loans     Aggregate Principal Balance            Loan Group
---------------------------------------------------------------------------------------------------------------------------
Arizona                                                        7                      486,756.00                   1.18 %
Arkansas                                                      11                      379,206.00                   0.92
California                                                    61                    6,640,561.00                  16.13
Colorado                                                       6                      345,971.00                   0.84
Connecticut                                                    3                      418,970.00                   1.02
District Of Columbia                                           5                      410,137.00                   1.00
Florida                                                       93                    5,959,130.00                  14.48
Georgia                                                       23                    1,826,559.00                   4.44
Hawaii                                                        17                    3,175,430.00                   7.71
Idaho                                                          6                      304,060.00                   0.74
Illinois                                                      15                      490,670.00                   1.19
Indiana                                                       28                    1,294,150.00                   3.14
Iowa                                                           3                       87,163.00                   0.21
Kansas                                                         1                       46,093.00                   0.11
Kentucky                                                       8                      350,450.00                   0.85
Louisiana                                                     22                      844,522.00                   2.05
Maine                                                          1                       24,625.00                   0.06
Maryland                                                      12                      516,937.00                   1.26
Massachusetts                                                  1                       65,704.00                   0.16
Michigan                                                      43                    2,337,887.00                   5.68
Minnesota                                                      2                       50,112.00                   0.12
Mississippi                                                    5                      265,156.00                   0.64
Missouri                                                       5                      238,188.00                   0.58
Montana                                                        4                      189,533.00                   0.46
Nebraska                                                       1                       26,503.00                   0.06
Nevada                                                         3                      335,192.00                   0.81
New Hampshire                                                  2                      137,850.00                   0.33
New Jersey                                                     7                      304,816.00                   0.74
New Mexico                                                     3                       84,692.00                   0.21
New York                                                      12                      703,106.00                   1.71
North Carolina                                                 7                      402,923.00                   0.98
Ohio                                                          54                    3,009,081.00                   7.31
Oklahoma                                                       2                       39,864.00                   0.10
Oregon                                                         9                      575,799.00                   1.40
Pennsylvania                                                  14                      920,019.00                   2.23
South Carolina                                                 2                      135,587.00                   0.33
South Dakota                                                   1                       22,815.00                   0.06
Tennessee                                                     25                    2,294,302.00                   5.57
Texas                                                         79                    2,844,059.00                   6.91
Utah                                                           1                       49,236.00                   0.12
Vermont                                                        1                       75,771.00                   0.18
Virginia                                                      13                      984,340.00                   2.39
Washington                                                    15                    1,076,912.00                   2.62
West Virginia                                                  3                      152,931.00                   0.37
Wisconsin                                                      5                      158,238.00                   0.38
Wyoming                                                        1                       85,731.00                   0.21
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================

                                                   Fixed Rate Loan Group


FICO Credit Scores


                                                                                                          Percentage of
Range of FICO Credit Scores             Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
761 - 780                                                      4                     $312,715.00                   0.76 %
741 - 760                                                      2                      130,224.00                   0.32
721 - 740                                                      3                       57,464.00                   0.14
701 - 720                                                     10                      348,326.00                   0.85
681 - 700                                                     13                      738,763.00                   1.79
661 - 680                                                     25                    1,434,386.00                   3.48
641 - 660                                                     52                    3,456,904.00                   8.40
621 - 640                                                     72                    5,536,075.00                  13.45
601 - 620                                                     93                    6,153,947.00                  14.95
581 - 600                                                    101                    7,441,129.00                  18.08
561 - 580                                                     76                    4,875,325.00                  11.84
541 - 560                                                     79                    4,787,983.00                  11.63
521 - 540                                                     56                    3,254,929.00                   7.91
501 - 520                                                     32                    1,617,295.00                   3.93
500 or Less                                                   11                      511,795.00                   1.24
Missing                                                       13                      510,478.00                   1.24
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================


Types of Mortgaged Properties


                                                                                                          Percentage of
Property Types                          Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                      565                     $36,404,730                  88.43 %
Planned Unit Development                                      15                    1,654,264.00                   4.02
Manufactured Housing                                          29                    1,463,007.00                   3.55
2-4 Family Residence                                          12                      573,520.00                   1.39
Low Rise Condominium                                          12                      573,520.00                   1.39
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================


                                                   Fixed Rate Loan Group

Purpose of Mortgage Loans


                                                                                                          Percentage of
Loan Purpose                            Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
Refinance(Cash Out)                                          493                     $29,750,207                  72.27 %
Purchase                                                      99                    7,711,144.00                  18.73
Refinance(Rate/Term)                                          50                    3,706,388.00                   9.00
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================

Occupancy Types of the Mortgage Loans


                                                                                                          Percentage of
Occupancy Type                          Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                               583                     $39,071,868                  94.91 %
Investment                                                    56                    1,988,833.00                   4.83
Secondary Residence                                            3                      107,038.00                   0.26
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================


Documentation Programs for the Mortgage Loans


                                                                                                          Percentage of
Type of Program                         Number of Mortgage Loans     Aggregate Principal Balance             Loan Group
---------------------------------------------------------------------------------------------------------------------------
Full                                                         446                     $27,685,703                  67.25 %
Stated Income                                                173                   11,480,111.00                  27.89
Simple                                                        23                    2,001,925.00                   4.86
---------------------------------------------------------------------------------------------------------------------------

Total                                                        642                     $41,167,739                 100.00 %
===========================================================================================================================

                                  EXHIBIT 2

        THE
      BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew  212-815-3236
Associate:  Sean O'Connell        212-815-6312

                                                       Countrywide Home Loans
                                                     Asset-Backed Certificates
                                                           Series 1999-2


Pool Level Data
Distribution Date                                                                                                        12/26/2003
Cut-off Date                                                                                                               5/1/1999
Determination Date                                                                                                        12/1/2003
Accrual Period 30/360                               Begin                                                                 11/1/2003
                                                    End                                                                   12/1/2003
Number of Days in 30/360 Accrual Period                                                                                          30

Accrual Period Actual Days                          Begin                                                                11/25/2003
                                                    End                                                                  12/26/2003
Number of Days in Actual Accrual Period                                                                                          31


------------------------------------------------------------------------------
                            Collateral Information
------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                 155,006,364.96

Beginning Aggregate Pool Stated Principal Balance                                                                     42,283,830.02
Ending Aggregate Pool Stated Principal Balance                                                                        41,167,738.83

Beginning Aggregate Certificate Stated Principal Balance                                                              40,998,790.79
Ending Aggregate Certificate Stated Principal Balance                                                                 39,882,699.60

Beginning Aggregate Loan Count                                                                                                  657
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  15
Ending Aggregate Loan Count                                                                                                     642

Beginning Weighted Average Loan Rate (WAC)                                                                                9.283764%
Ending Weighted Average Loan Rate (WAC)                                                                                   9.292485%

Beginning Net Weighted Average Loan Rate                                                                                  8.783764%
Ending Net Weighted Average Loan Rate                                                                                     8.792485%

Weighted Average Maturity (WAM) (Months)                                                                                        305

Subordinated Amount                                                                                                    1,285,039.23
Required Subordinated Amount                                                                                           1,285,039.23

Has Trigger Event Occurred                                                                                                      YES

Servicer Advances                                                                                                         74,135.30

Aggregate Pool Prepayment                                                                                                895,068.66
Pool Prepayment Rate                                                                                                    25.7298 CPR

Group 2
Cut-Off Date Balance                                                                                                 315,004,296.18

Beginning Aggregate Pool Stated Principal Balance                                                                     50,560,949.85
Ending Aggregate Pool Stated Principal Balance                                                                        49,238,759.42

Beginning Aggregate Certificate Stated Principal Balance                                                              48,538,511.86
Ending Aggregate Certificate Stated Principal Balance                                                                 47,216,321.43

Beginning Aggregate Loan Count                                                                                                  636
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  13
Ending Aggregate Loan Count                                                                                                     623

Beginning Weighted Average Loan Rate (WAC)                                                                                8.847226%
Ending Weighted Average Loan Rate (WAC)                                                                                   8.852653%

Beginning Net Weighted Average Loan Rate                                                                                  8.347017%
Ending Net Weighted Average Loan Rate                                                                                     8.352439%

Weighted Average Maturity (WAM) (Months)                                                                                        305

Subordinated Amount                                                                                                    2,022,437.99
Required Subordinated Amount                                                                                           2,022,437.99

Has Trigger Event Occurred                                                                                                      YES

Servicer Advances                                                                                                        112,697.87

Aggregate Pool Prepayment                                                                                              1,159,009.88
Pool Prepayment Rate                                                                                                    26.4449 CPR



Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                     2,879,644.73
Liquidation Proceeds                                                                                                     119,723.68
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
Total Deposits                                                                                                         2,999,368.41

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                           35,818.16
Payment of Sub Servicer Fees                                                                                                   8.81
Payment of Other Fees                                                                                                             -
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                            -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  -
Payment of Principal and Interest                                                                                      2,977,425.05
Total Withdrawals                                                                                                      3,013,252.03

Ending Balance                                                                                                           (13,883.62)

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  2,867.16
Compensation for Gross PPIS from Servicing Fees                                                                            2,867.16
Other Gross PPIS Compensation                                                                                                     -

Total Net PPIS (Non-Supported PPIS)                                                                                               -

Master Servicing Fees Paid                                                                                                35,818.16
Sub Servicing Fees Paid                                                                                                        8.81
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                             -
Other Fees Paid                                                                                                                   -
Total Fees                                                                                                                35,826.98


------------------------------------------------------------------------------
                            Delinquency Information
------------------------------------------------------------------------------
Group 1

Delinquency                                                             30-59 Days     60-89 Days         90+ Days      Totals
Scheduled Principal Balance                                           1,800,882.84      64,719.70     2,139,036.58     4,004,639.12
Percentage of Total Pool Balance                                         4.374500%      0.157210%        5.195905%        9.727615%
Number of Loans                                                                 19              2               39               60
Percentage of Total Loans                                                2.959502%      0.311526%        6.074766%        9.345794%

Foreclosure
Scheduled Principal Balance                                                                                            2,390,396.21
Percentage of Total Pool Balance                                                                                          5.806479%
Number of Loans                                                                                                                  39
Percentage of Total Loans                                                                                                 6.074766%

Bankruptcy
Scheduled Principal Balance                                                                                            1,027,576.65
Percentage of Total Pool Balance                                                                                          2.496073%
Number of Loans                                                                                                                  17
Percentage of Total Loans                                                                                                 2.647975%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                   63,017.66
Additional Gains (Recoveries)/Losses                                                                                 (     2,288.48)
Total Realized Losses                                                                                                  3,646,811.62

Group 2

Delinquency                                                            30-59 Days     60-89 Days         90+ Days      Totals
Scheduled Principal Balance                                          2,360,587.26     385,462.76     3,717,955.63      6,464,005.65
Percentage of Total Pool Balance                                        4.794165%      0.782844%        7.550872%        13.127881%
Number of Loans                                                                28              4               47                79
Percentage of Total Loans                                               4.494382%      0.642055%        7.544141%        12.680578%

Foreclosure
Scheduled Principal Balance                                                                                            6,076,826.51
Percentage of Total Pool Balance                                                                                         12.341551%
Number of Loans                                                                                                                  69
Percentage of Total Loans                                                                                                11.075441%

Bankruptcy
Scheduled Principal Balance                                                                                              469,701.03
Percentage of Total Pool Balance                                                                                          0.953925%

Number of Loans                                                                                                                   6
Percentage of Total Loans                                                                                                 0.963082%

REO
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                   72,926.09
Additional Gains (Recoveries)/Losses                                                                                 (    11,586.33)
Total Realized Losses                                                                                                  8,251,313.82




------------------------------------------------------------------------------
                        AVAILABLE FUNDS CAP INFORMATION
------------------------------------------------------------------------------
Class BV Certificate Carry-Forward Amount                                                                                         -
Class BV Available Funds Cap Rate                                                                                           0.0000%
Cumulative BV Carry-Forward Amount                                                                                                -
Class BV Un-Capped Coupon                                                                                                   3.7188%
Interest Accrued on Class BV Carryover Shortfall Amount                                                                           -